Exhibit 99.1

FTI Consulting, Inc.
777 South Flagler Drive, Suite 1500
West Palm Beach, Florida 33401
(561) 515-1900

FOR FURTHER INFORMATION:

AT FTI CONSULTING:	AT FD:
Jack Dunn, President & CEO	Investors: Gordon McCoun
(561) 515-1900	Media: Andy Maas
(212) 850-5600

FOR IMMEDIATE RELEASE

FTI CONSULTING, INC. REPORTS 2010 SECOND QUARTER RESULTS

•    Second Quarter Revenues of $349 Million

•    EPS of $0.52; Adjusted EBITDA of $65.5 Million

•    Results Consistent With Preliminary Results Announced in Early July

•    Announces Agreement in Principle to Acquire Asian Financial Advisory Firm

West Palm Beach, FL, August 5, 2010 — FTI Consulting, Inc. (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today reported its financial results for the second quarter ended June 30, 2010.

For the quarter, revenues decreased to $349.0 million from $360.5 million in the prior year period. Earnings per diluted share were $0.52 compared to $0.69 in the prior year period. Adjusted EBITDA was $65.5 million, or 18.8% of revenues, compared with $84.6 million, or 23.5% of revenues, in the prior year period. Adjusted EBITDA and Adjusted earnings per diluted share (which appear in the accompanying tables) are non-GAAP measures and are described in further detail below.

For the quarter, the Company generated $49.2 million in cash from operations. As of June 30, 2010, the Company had $123.3 million of cash and cash equivalents, compared to $80.9 million as of March 31, 2010. During July 2010, the Company repurchased approximately 336 thousand shares of its common stock.

Commenting on these results, Jack Dunn, FTI’s president and chief executive officer said, “Our second quarter results were consistent with the preliminary figures we announced in early July. Across our businesses, we continue to experience the impact of an unevenly recovering economy. On the positive side, Economic Consulting and Strategic Communications each generated double digit growth in revenue and Adjusted Segment EBITDA. Forensic and Litigation Consulting also had nice growth despite a continuing soft environment for litigation. At the same time, concerns about the strength of the economic recovery, volatile financial markets and a lack of visibility into the impact of future tax and regulatory policies have undermined business confidence and dampened corporate decision making. The result has been soft demand for our pro-cyclical activities, such as capital markets and M&A, and a significant reduction in the pace of restructuring and bankruptcy activity that, while having stabilized in the quarter, is below the record levels experienced a year ago.”

In a separate press release, FTI announced reaching an agreement in principle to acquire FS Asia Advisory Limited, a leading Hong Kong based financial advisory firm.

Second Quarter Segment Results

Corporate Finance/Restructuring

Revenues in the Corporate Finance/Restructuring segment were $111.1 million, compared with a record $134.0 million in the second quarter of the prior year. Adjusted Segment EBITDA was $26.0 million, or 23.4% of segment revenues, compared with $47.4 million, or 35.4% of segment revenues, in the prior year quarter. The decline was due to lower demand for restructuring services resulting from the improvement in high yield markets and the economy, and deferral of some creditor activity pending a clearer prospect for the economy.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased 5.8% to $80.8 million from $76.3 million in the second quarter of the prior year. Adjusted Segment EBITDA was $19.3 million, or 24.0% of segment revenues, compared to $20.9 million, or 27.3% of segment revenues, in the prior year’s second quarter. The segment’s core business continues to be affected by restrained corporate litigation budgets and uncertainty regarding regulatory enforcement activity. The segment saw growth in Regulated Industries – insurance, financial services, healthcare and pharmaceuticals –, and in Trial Services and Asia Pacific investigations, while revenue from the large financial fraud cases that began early last year declined. Adjusted Segment EBITDA margins declined year over year due to increased costs associated with employee hires in anticipation of higher demand for services in litigation and regulatory matters.

Economic Consulting

Revenues in the Economic Consulting segment increased by 13.0% to $64.6 million from $57.1 million in the second quarter of the prior year. Adjusted Segment EBITDA increased to $11.5 million, or 17.7% of segment revenues, compared to $10.3 million, or 18.1% of segment revenues, in the prior year quarter. Revenue growth was driven by strong activity in the Financial Economics and Network Industries practices, and continued maturation of European operations.

Technology

Revenues in the Technology segment were $42.8 million, compared to $48.5 million in the second quarter of the prior year. Adjusted Segment EBITDA was $15.9 million, or 37.1% of segment revenues, compared to $19.2 million, or 39.5% of segment revenues, in the prior year quarter. Revenue performance in the quarter reflected a decline in M&A ‘second request’ activity and unit based pricing partially offset by higher consulting revenue, including significant litigation activity.

Strategic Communications

Revenues in the Strategic Communications segment increased 11.9% to $49.8 million from $44.6 million in the second quarter of the prior year. Organic growth in the segment was 9.1%. Adjusted Segment EBITDA was $8.6 million, or 17.3% of segment revenues, compared to $5.9 million, or 13.2% of segment revenues, in the prior year quarter. The segment experienced growth in project-based work despite the continued slow environment for discretionary corporate spending and moribund capital markets. The segment also experienced the third consecutive quarter of net annualized retainer wins. Adjusted Segment EBITDA margins improved significantly from the 2009 level due to the higher revenue levels and the positive impact of cost reduction initiatives undertaken in the second half of 2009.

Second Quarter Conference Call

FTI will hold a conference call for analysts and investors to discuss second quarter financial results at 9:00 AM Eastern Time on Thursday, August 5, 2010. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website, www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 3,300 employees located in most major business centers in the world, we work closely with clients every day to anticipate, illuminate, and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management and restructuring. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measure

Note: We define Adjusted EBITDA as consolidated operating income before depreciation, amortization of intangible assets and special charges plus non-operating litigation settlements. We define Adjusted Segment EBITDA as the segment’s share of consolidated operating income before depreciation, amortization of intangible assets and special charges plus non-operating litigation settlements. We define Adjusted earnings per diluted share (Adjusted EPS) as earnings per diluted share excluding the per share impact of the special charges that were incurred in that year. Although Adjusted EBITDA, Adjusted Segment EBITDA and Adjusted EPS are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments and it is one of the primary measures used to determine employee incentive compensation.

Adjusted EBITDA, Adjusted Segment EBITDA and Adjusted EPS are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our statements of income. Reconciliations of operating profit to Adjusted EBITDA, segment operating profit to Adjusted Segment EBITDA and EPS to Adjusted EPS are included in the accompanying tables to today’s press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved or that actual results will not differ from expectations. The Company has experienced fluctuating revenues, operating income and cash flow in some prior periods and expects this will occur from time to time in the future. The Company’s actual results may differ from our expectations. Further, preliminary results are subject to normal year-end adjustments. Other factors that could cause such differences include the current global financial crisis and economic conditions, the crisis in and deterioration of the financial and real estate markets, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009

(in thousands, except per share data)

	Six Months Ended June 30,
	2010	2009
	(unaudited)

Revenues	$699,073	$708,371

Operating expenses
Direct cost of revenues	406,491	386,593
Selling, general and administrative expense	166,603	177,595
Special charges	30,245	—
Amortization of other intangible assets	11,943	12,199

	615,282	576,387

Operating income	83,791	131,984

Other income (expense)
Interest income and other	2,213	3,005
Interest expense	(22,696)	(22,043)

	(20,483)	(19,038)

Income before income tax provision	63,308	112,946
Income tax provision	24,057	44,049

Net income	$39,251	$68,897

Earnings per common share - basic	$0.86	$1.37

Weighted average common shares outstanding - basic	45,828	50,278

Earnings per common share - diluted	$0.82	$1.29

Weighted average common shares outstanding - diluted	48,153	53,424

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2010 AND 2009

(in thousands, except per share data)

	Three Months Ended June 30,
	2010	2009
	(unaudited)

Revenues	$349,033	$360,525

Operating expenses
Direct cost of revenues	209,031	194,181
Selling, general and administrative expense	82,202	88,842
Amortization of other intangible assets	5,852	6,149

	297,085	289,172

Operating income	51,948	71,353

Other income (expense)
Interest income and other	(141)	702
Interest expense	(11,378)	(11,030)

	(11,519)	(10,328)

Income before income tax provision	40,429	61,025
Income tax provision	15,363	23,800

Net income	$25,066	$37,225

Earnings per common share - basic	$0.55	$0.74

Weighted average common shares outstanding - basic	45,857	50,384

Earnings per common share - diluted	$0.52	$0.69

Weighted average common shares outstanding - diluted	48,176	53,835

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

(unaudited)

	Revenues	Adjusted EBITDA (1)	Margin	Utilization (2)	Average Billable Rate (2)	Revenue- Generating Headcount
	(in thousands)

Three Months Ended June 30, 2010
Corporate Finance/Restructuring	$111,095	$25,977	23.4%	65%	$438	683
Forensic and Litigation Consulting	80,754	19,346	24.0%	74%	$337	784
Economic Consulting	64,552	11,453	17.7%	77%	$472	286
Technology	42,791	15,857	37.1%	N/M	N/M	234
Strategic Communications	49,841	8,635	17.3%	N/M	N/M	561

	$349,033	81,268	23.3%	N/M	N/M	2,548

Corporate		(15,810)

Adjusted EBITDA (1)		$65,458	18.8%

Six Months Ended June 30, 2010
Corporate Finance/Restructuring	$228,562	$60,696	26.6%	67%	$448	683
Forensic and Litigation Consulting	159,432	39,130	24.5%	76%	$330	784
Economic Consulting	131,859	24,973	18.9%	80%	$470	286
Technology	86,164	33,118	38.4%	N/M	N/M	234
Strategic Communications	93,056	14,377	15.4%	N/M	N/M	561

	$699,073	172,294	24.6%	N/M	N/M	2,548

Corporate		(30,954)

Adjusted EBITDA (1)		$141,340	20.2%

Three Months Ended June 30, 2009
Corporate Finance/Restructuring	$133,970	$47,445	35.4%	76%	$437	736
Forensic and Litigation Consulting (3)	76,346	20,856	27.3%	76%	$325	704
Economic Consulting	57,123	10,345	18.1%	75%	$456	290
Technology (3)	48,536	19,186	39.5%	N/M	N/M	262
Strategic Communications	44,550	5,879	13.2%	N/M	N/M	580

	$360,525	103,711	28.8%	N/M	N/M	2,572

Corporate		(19,132)

Adjusted EBITDA (1)		$84,579	23.5%

Six Months Ended June 30, 2009
Corporate Finance/Restructuring	$261,512	$88,166	33.7%	80%	$425	736
Forensic and Litigation Consulting (3)	154,720	42,797	27.7%	79%	$324	704
Economic Consulting	111,959	20,664	18.5%	76%	$455	290
Technology (3)	92,859	32,284	34.8%	N/M	N/M	262
Strategic Communications	87,321	11,675	13.4%	N/M	N/M	580

	$708,371	195,586	27.6%	N/M	N/M	2,572

Corporate		(37,044)

Adjusted EBITDA (1)		$158,542	22.4%

(1)	We define Adjusted EBITDA as consolidated operating income before depreciation, amortization of intangible assets and special charges plus non-operating litigation settlements. We define Adjusted Segment EBITDA as the segments’ share of consolidated operating income before depreciation, amortization of intangible assets and special charges plus non-operating litigation settlements. Although Adjusted EBITDA, and Adjusted Segment EBITDA are not measures of financial condition or performance determined in accordance with generally accepted accounting principles (“GAAP”), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments and it is one of the primary measures used to determine employee incentive compensation.

Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our statements of income. See also our reconciliation of non-GAAP financial measures.

(2)	The majority of the Technology and Strategic Communications segments’ revenues are not generated on an hourly basis. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful. Utilization where presented is based on a 2,032 hour year.
(3)	Effective January 1, 2010, we implemented a change in our organizational structure that resulted in the movement of our Financial and Enterprise Data Analytics subpractice from our Technology segment to our Forensic and Litigation Consulting segment. This change has been reflected in our segment reporting for all periods.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net income	$25,066	$37,225	$39,251	$68,897

Earnings per common share - diluted	$0.52	$0.69	$0.82	$1.29

Add back: Special charges, net of taxes of $12,176	$—	$—	$18,069	$—

Adjusted net income before special charges	$25,066	$37,225	$57,320	$68,897

Adjusted earnings per common share - diluted before special charges (1)	$0.52	$0.69	$1.19	$1.29

(1)	We define adjusted earnings per diluted share (“Adjusted EPS”) as earnings per diluted share excluding the per share impact of the special charges.

RECONCILIATION OF OPERATING INCOME AND NET INCOME TO EARNINGS BEFORE

INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

(in thousands)

(unaudited)

	Corporate Finance / Restructuring	Forensic and Litigation Consulting (2)	Economic Consulting	Technology (2)	Strategic Communications	Corp HQ	Total
Three Months Ended June 30, 2010

Net income							$25,066
Interest income and other							141
Interest expense							11,378
Income tax provision							15,363

Operating income	$23,567	$17,537	$10,459	$10,991	$6,550	$(17,156)	51,948
Depreciation	927	843	684	3,033	825	1,346	7,658
Amortization of other intangible assets	1,483	966	310	1,833	1,260	—	5,852
Special charges	—	—	—	—	—	—	—
Non-operating litigation settlements	—	—	—	—	—	—	—

Adjusted EBITDA (1)	25,977	19,346	11,453	15,857	8,635	(15,810)	65,458

Six Months Ended June 30, 2010

Net income							$39,251
Interest income and other							(2,213)
Interest expense							22,696
Income tax provision							24,057

Operating income	$49,211	$29,937	$16,225	$18,293	$8,897	$(38,772)	83,791
Depreciation	1,921	1,672	1,314	6,083	1,648	2,723	15,361
Amortization of other intangible assets	2,975	1,961	620	3,815	2,572	—	11,943
Special charges	6,589	5,560	6,814	4,927	1,260	5,095	30,245
Non-operating litigation settlements	—	—	—	—	—	—	—

Adjusted EBITDA (1)	60,696	39,130	24,973	33,118	14,377	(30,954)	141,340

Three Months Ended June 30, 2009

Net income							$37,225
Interest income and other							(702)
Interest expense							11,030
Income tax provision							23,800

Operating income	$45,042	$19,572	$9,373	$14,283	$3,742	$(20,659)	71,353
Depreciation	815	671	420	2,846	798	1,527	7,077
Amortization of other intangible assets	1,588	613	552	2,057	1,339	—	6,149
Special charges	—	—	—	—	—	—	—
Non-operating litigation settlements	—	—	—	—	—	—	—

Adjusted EBITDA (1)	47,445	20,856	10,345	19,186	5,879	(19,132)	84,579

Six Months Ended June 30, 2009

Net income							$68,897
Interest income and other							(3,005)
Interest expense							22,043
Income tax provision							44,049

Operating income	$83,417	$40,169	$18,740	$22,450	$7,618	$(40,410)	131,984
Depreciation	1,579	1,331	827	5,706	1,550	3,116	14,109
Amortization of other intangible assets	3,170	1,297	1,097	4,128	2,507	—	12,199
Special charges	—	—	—	—	—	—	—
Non-operating litigation settlements	—	—	—	—	—	250	250

Adjusted EBITDA (1)	88,166	42,797	20,664	32,284	11,675	(37,044)	158,542

(1)	We define Adjusted EBITDA as consolidated operating income before depreciation, amortization of intangible assets and special charges plus non-operating litigation settlements. We define Adjusted Segment EBITDA as the segments' share of consolidated operating income before depreciation, amortization of intangible assets and special charges plus non-operating litigation settlements. Although Adjusted EBITDA, and Adjusted Segment EBITDA are not measures of financial condition or performance determined in accordance with generally accepted accounting principles ("GAAP"), we believe that these measures can be a useful operating performance measure for evaluating our results of operations as compared from period to period and as compared to our competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry. We use Adjusted EBITDA and Adjusted Segment EBITDA to evaluate and compare the operating performance of our segments and it is one of the primary measures used to determine employee incentive compensation.

Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our statements of income. See also our reconciliation of non-GAAP financial measures.

(2)	Effective January 1, 2010, we implemented a change in our organizational structure that resulted in the movement of our Financial and Enterprise Data Analytics subpractice from our Technology segment to our Forensic and Litigation Consulting segment. This change has been reflected in our segment reporting for all periods.

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2010 and 2009

(in thousands)

	Six Months Ended
	June 30,
	2010	2009
	(unaudited)
Operating activities
Net income	$39,251	$68,897
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,361	14,109
Amortization of other intangible assets	11,943	12,199
Provision for doubtful accounts	4,618	12,212
Non-cash share-based compensation	14,651	13,349
Excess tax benefits from share-based compensation	(625)	(2,761)
Non-cash interest expense	3,599	3,698
Other	(315)	1,308
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(34,895)	(47,807)
Notes receivable	(17,789)	(19,511)
Prepaid expenses and other assets	(2,240)	2,976
Accounts payable, accrued expenses and other	11,262	(15,836)
Income taxes	(4,339)	14,151
Accrued compensation	(18,671)	(12,625)
Billings in excess of services provided	144	(679)

Net cash provided by operating activities	21,955	43,680

Investing activities
Payments for acquisition of businesses, including contingent payments, net of cash received	(22,834)	(34,580)
Purchases of property and equipment	(11,632)	(11,687)
Proceeds from maturity of short-term investment	15,000	—
Other	(475)	307

Net cash used in investing activities	(19,941)	(45,960)

Financing activities
Borrowings under revolving line of credit	20,000	—
Payments of revolving line of credit	(20,000)	—
Payments of long-term debt and capital lease obligations	(465)	(551)
Cash received for settlement of interest rate swaps	—	2,288
Issuance of common stock under equity compensation plans	4,235	13,098
Excess of tax benefits from share-based compensation	625	2,761
Other	442	—

Net cash provided by financing activities	4,837	17,596

Effect of exchange rate changes on cash and cash equivalents	(2,469)	5,934

Net increase in cash and cash equivalents	4,382	21,250
Cash and cash equivalents, beginning of period	118,872	191,842

Cash and cash equivalents, end of period	$123,254	$213,092

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2010 AND DECEMBER 31, 2009

(in thousands, except per share amounts)

	June 30, 2010	December 31, 2009
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$123,254	$118,872
Accounts receivable:
Billed receivables	249,511	241,911
Unbilled receivables	129,061	104,959
Allowance for doubtful accounts and unbilled services	(62,926)	(59,328)

Accounts receivable, net	315,646	287,542
Notes receivable	24,945	20,853
Prepaid expenses and other current assets	33,158	45,157
Income taxes receivable	31,192	7,015
Deferred income taxes	4,476	20,476

Total current assets	532,671	499,915

Property and equipment, net of accumulated depreciation	77,744	80,678
Goodwill	1,197,763	1,195,949
Other intangible assets, net of amortization	161,254	175,962
Notes receivable, net of current portion	81,669	69,213
Other assets	53,639	55,621

Total assets	$2,104,740	$2,077,338

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$71,239	$81,193
Accrued compensation	116,480	152,807
Current portion of long-term debt and capital lease obligations	144,705	138,101
Billings in excess of services provided	33,995	34,101

Total current liabilities	366,419	406,202
Long-term debt and capital lease obligations, net of current portion	417,124	417,397
Deferred income taxes	112,261	95,704
Other liabilities	61,017	53,821

Total liabilities	956,821	973,124

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 47,150 (2010) and 46,985 (2009)	472	470
Additional paid-in capital	559,244	535,754
Retained earnings	654,780	615,529
Accumulated other comprehensive loss	(66,577)	(47,539)

Total stockholders’ equity	1,147,919	1,104,214

Total liabilities and stockholders’ equity	$2,104,740	$2,077,338